 Exhibit 99.1

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of One Love Garden Supply, LLC.

We have audited the accompanying balance sheet of One Love Garden Supply, LLC as of December 31, 2014 and 2013 and the related statements of operations, members’ equity, and cash flows for the years ended December 31, 2014 and 2013.One Love Garden Supply, LLC.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Love Garden Supply, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, MN

July 23, 2015

5201Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330

2

One Love Garden Supply, LLC Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Current Assets:
Cash	$16,830	$1,378
Accounts receivable, net	8,800	12,675
Inventory	163,212	124,480
Total Current Assets	188,842	138,533

Property and Equipment, net	1,611	2,460
Intangible Assets, net	307	922

Total Assets	$190,760	$141,915

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Accounts payable	$43,729	$22,409
Accrued expenses	11,991	7,651
Notes payable	20,000	—
Total Liabilities	75,720	30,060

Members’ Equity	115,040	111,855

Total Liabilities and Equity	$190,760	$141,915

See accompanying notes to the financial statements

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One Love Garden Supply, LLC Statements of Operations
	For the Years Ended
	December 31, 2014	December 31, 2013

Net Sales	$942,960	$988,353

Cost of goods sold	678,548	703,636

Gross profit	264,412	284,717

Selling, general and administrative	250,776	246,583

Income from operations	13,636	38,134

Other income (expense)
Interest Expense	(50)	—
Other Income	1,968	150
Total Other income (expense)	1,918	150

Net income	$15,554	$38,284

See accompanying notes to the financial statements

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One Love Garden Supply, LLC Statement of Members’ Equity
Members’ Equity
Balance, January 1, 2013	$69,203

Contributions from shareholders	12,368

Distributions to shareholders	(8,000)

Net income	38,284

Balance, December 31, 2013	111,855

Contributions from shareholders	100

Distributions to shareholders	(12,469)

Net income	15,554

Balance, December 31, 2014	$115,040

See accompanying notes to the financial statements

F-3

One Love Garden Supply Statements of Cash Flows

	For the Years Ended
	December 31, 2014	December 31, 2013

Cash Flows From Operating Activities:
Net income	$15,554	$38,284
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash interest expense	50	—
Depreciation & amortization	1,464	1,865
Changes in operating assets and liabilities:
Accounts receivable	3,875	(8,267)
Inventory	(38,732)	(37,380)
Accounts payable & accrued expenses	25,610	(2,834)
Net Cash Provided by (Used in) Operating Activities	7,821	(8,332)

Net Cash Used in Investing Activities	—	—

Cash Flows From Financing Activities:
Proceeds from note payable	20,000	—
Contributions from shareholders	100	12,368
Distributions to shareholders	(12,469)	(8,000)
Net Cash Provided by Financing Activities	7,631	4,368

Net change in cash	15,452	(3,964)

Cash at beginning of year	1,378	5,342

Cash at end of year	$16,830	$1,378

Supplemental disclosure of cash flow information:
Cash Paid during the year for:
Income taxes	$—	$—
Interest	$—	$—

See accompanying notes to the financial statements

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ONE LOVE GARDEN SUPPLY, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Operations

One Love Garden Supply (“One Love” or “the Company) is a limited liability company that provides indoor and outdoor gardening supplies to the rapidly growing garden industry. One Love provides the products and expertise to offer full service solutions for both the hobbyist as well as commercial gardener. From seed to harvest, the Company has the right products and knowledge to allow its customer base to have access to the right products and support to make their lives easier and their plants healthier. The Company serves the greater Boulder, Colorado region and is in the process of expanding operations into other parts of Colorado and other regions of the country. Through additional retail stores, outside sales, and an upcoming e-commerce site, One Love will be able to service customers nationwide with top quality service, pricing and expertise.

Note 2 — Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

 The Company maintains its cash in bank deposit accounts that at times exceed federally insured limits. These cash balances are maintained at creditworthy financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

The Company does not have any off-balance-sheet credit exposure to its customers.

The allowance for doubtful accounts was $2,509 and $0 at December 31, 2014 and 2013, respectively.

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Inventory

Inventory are stated using the first-in, first-out (FIFO) valuation method. Inventory was comprised solely of finished goods of $163,212 and $124,480 at December 31, 2014 and December 31, 2013, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives. Asset lives for financial statement reporting of depreciation are:

Furniture and Fixtures	7 years
Equipment	3 years
Leasehold Improvements	5 years

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets with determinable lives, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be fully recoverable. An impairment is assessed if the undiscounted expected future cash flows generated from an asset are less than its carrying amount. Impairment losses are recognized for the amount by which the carrying value of an asset exceeds its fair value. The estimated useful lives of all long-lived assets are periodically reviewed and revised, if necessary.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were $35,252 and $2,113 for the years ended December 31, 2014 and 2013, respectively.

Uncertain Tax Positions

The Company accounts for uncertain income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

Subsequent Events

The Company evaluated subsequent events through the date when the financial statements were issued.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. The amendments in this Update are effectively for the Company for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014-09 on the financial statements.

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Note 3 — Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2014	December 31, 2013
Furniture and Fixtures	$3,724	$3,724
Equipment	1,688	1,688
Leasehold Improvements	1,585	1,585
Property and Equipment at Cost	6,997	6,997
Less: accumulated depreciation	(5,386)	(4,537)

Net Property and Equipment	$1,611	$2,460

Depreciation expense for the years ended December 31, 2014 and 2013 was $849 and $1,251, respectively.

Note 4 — Intangible Assets

Intangible assets consist solely of software, which has a useful life of 5 years. Intangible assets stated at cost, less accumulated amortization consisted of the following:

	December 31, 2014	December 31, 2013
Software	$3,072	$3,072
Less: accumulated amortization	(2,765)	(2,150)

Net Intangible Assets	$307	$922

Amortization expense for the years ended December 31, 2014 and 2013 was $615 and $614, respectively.

Amortization expense for the next five years is as follows:

Fiscal Year ending December 31:

2015	$307

Note 5 — Notes Payable

In December 2014, the Company borrowed $20,000 to Grow Solutions Inc. The loan bears interest at 4% per annum, with a default interest rate of 18%. The note matures the earlier of June 30, 2015 or the consummation of the acquisition of the Company by the Grow Solutions. Both the principal and the accrued interest on the note are payable to the Company on the maturity date. The Company is the grantor on the note, and the note is collateralized by all of the Company’s assets. As of December 31, 2014, the Company has accrued $50 in interest on this note, which was recorded as Interest Expense in the Statement of Operations.

Note 6 – Significant Risks and Uncertainties

Sales Concentrations

Sales to a single customer in any one year can exceed 10.0% of the Company’s total sales. For the years ended December 31, 2014 and 2013, no customer represented at least 10.0% of the Company’s total sales. The loss of any key customer would have to be replaced by others or our inability to do so may have a material adverse effect on our business and financial condition.

Purchases Concentrations

Purchases from a single vendor in any one year can exceed 10.0% of our total purchases. For the year ended December 31, 2014, one vendor represented 44.7% of our purchases. For the year ended December 31, 2013, three vendors represented 66.5% of our purchases. The loss of any key vendor would have to be replaced by others or our inability to do so may have a material adverse effect on our business and financial condition

F-7

Note 7 — Commitments and Contingencies

Operating Lease

The Company leases storefront property in Colorado. In November 2012, the lease was extended to an additional three years to run from May 1, 2016 through April 30, 2016. The lease requires base annual rent of $60,000 and the Company’s pro-rata charges for operating expenses and taxes for the first year, with 3% increments thereafter.

Rent expense totaled $80,662 and $77,580 for the years ended December 31, 2014 and 2013, respectively,

Future minimum lease payments under these non-cancelable operating leases are approximately as follows:

Year ending December 31:
2015	$63,040
2016	21,220
Total	$84,260

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters as of December 31, 2014.

Note 8 — Subsequent Events

Effective May 13, 2015 (the “Closing Date”), LightTouch Vein & Laser, Inc., a Nevada corporation (the “Company”) entered into an Acquisition Agreement and Plan of Merger (the “OneLove Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of the Company (the “Merger”). Under the terms of the OneLove Agreement, the Members received (i) 1,450,000 shares of the Company’s common stock (the “Equity”), (ii) Two Hundred Thousand Dollars (US$200,000) (the “Cash”), and (iii) a cash flow promissory note in the aggregate principal amount of $50,000 issued by OneLove in favor of the Members (the “Cash Flow Note”), whereby each fiscal quarter, upon the Company recording on its financial statements $40,000 in US GAAP Net Income (“Net Income”) from sales of the Company’s products (the “Net Income Threshold”), the Company shall pay to the Members 33% of the Company’s Net Income generated above the Net Income Threshold. The aforementioned obligations owed under the Cash Flow Note shall extinguish upon the earlier of (i) payment(s) by Company in an amount equal to $50,000 in the aggregate or (ii) May 5, 2016 (collectively, the Cash Flow Note, the Equity, and the Cash, the “Consideration”). The Consideration provided to the Members was in exchange for all of the issued and outstanding membership interests of OneLove. Following the Closing Date, OneLove’s business was acquired by the Company and the Company’s management assumed control of the management of OneLove with the former managing members of OneLove resigning from OneLove upon closing of the OneLove Agreement.

Additionally, on the same date, the Company entered into a two year employment agreement (with three consecutive two year renewal options) with Michael Leago (“Leago”), a former managing member of OneLove (the “Employment Agreement”). Under the terms of the Employment Agreement, Leago shall serve as the Retail Grow Store Division Head and shall receive $65,000 per year, payable monthly on the first Monday of each month. Additionally, each fiscal quarter of 2015, upon the Company recording on its financial statements $40,000 in US GAAP gross pretax profits (the “Gross Pretax Profits”) from sales of the Retail Store Division of the Company (the “Pretax Threshold”), the Company shall pay to Leago a cash payment equal to 15% of the Company’s Gross Pretax Profits generated above the Pretax Threshold, but in any event not to exceed $150,000 of bonus for the 2015 calendar year paid to Leago.

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